Exhibit 23.1



              Consent of Independent Certified Public Accountants

EcoTyre Technologies, Inc.
Holtsville, New York

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 10, 1997 relating to the financial statements of EcoTyre Technologies, Inc. ("EcoTyre") (which contains an explanatory paragraph regarding EcoTyre's ability to continue as a going concern) appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1997.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                   /s/ BDO Seidman,LLP

                                   BDO SEIDMAN, LLP

Mitchel Field, New York
September 30, 1997